EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
GreenBridge Technology, Inc.

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated June 5, 2008 with respect to our audit of the financial statements of GreenBridge Technology, Inc as of June 5, 2008 and for the period from inception (May 16, 2008) to June 5, 2008.

/s/ Paritz & Co, P.A.

Partiz & Company, P.A.
Certified Public Accountants

Hackensack, New Jersey
June 5, 2008